UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2020

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, Suite 1000 Philadelphia, Pennsylvania		19103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest, par value $1.00 per share	PEI	New York Stock Exchange
Series B Preferred Shares, par value $0.01 per share	PEIPrB	New York Stock Exchange
Series C Preferred Shares, par value $0.01 per share	PEIPrC	New York Stock Exchange
Series D Preferred Shares, par value $0.01 per share	PEIPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.03	Bankruptcy or Receivership.

On November 1, 2020, Pennsylvania Real Estate Investment Trust (“PREIT”) and the other Company Parties (the “Debtors”) filed Chapter 11 Cases in the United States Bankruptcy Court for the District of Delaware and filed the Plan as a prepackaged chapter 11 plan of reorganization with the Bankruptcy Court. All capitalized terms used in this Current Report on Form 8-K and not otherwise defined herein have the meanings ascribed to such terms in the Restructuring Support Agreement, dated as of October 7, 2020, among the Company Parties and the lenders party thereto (as amended, the “RSA”), previously reported on PREIT’s Current Report on Form 8-K filed on October 14, 2020.

The Debtors have filed a motion with the Bankruptcy Court seeking joint administration of the Chapter 11 Cases under the caption In re Pennsylvania Real Estate Investment Trust, et al. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Plan and requested first-day relief anticipate the continued payment of employee wages and benefits without interruption and that trade claimants and other unsecured creditors that continue to work with the Debtors on existing terms will be paid in full and in the ordinary course of business. The Plan is not expected to have any impact on PREIT’s shareholders, and PREIT common and preferred shares are expected to continue to trade in the normal course, subject to regaining compliance with the New York Stock Exchange trading price listing condition within the applicable grace period.

At the hearing before the Bankruptcy Court held on November 3, 2020 on the Debtors’ motions for first-day relief, customary relief was granted, and the Bankruptcy Court scheduled a combined hearing on the adequacy of the Debtors’ Disclosure Statement and confirmation of the Plan for November 24, 2020.

Additional information about the Chapter 11 Cases is available at http://cases.primeclerk.com/PREIT.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases described above in Item 1.03 constitutes an event of default that accelerated the Debtors’ obligations under each of (i) the Seven-Year Term Loan Agreement, dated as of January 8, 2014 (as amended through the date hereof, the “7-Year Term Loan Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”) and the other financial institutions signatory thereto, (ii) the Amended and Restated Credit Agreement, dated May 24, 2018 (as amended through the date hereof, the “Revolving/TL Credit Agreement”) with Wells Fargo and the other financial institutions signatory thereto, and (iii) the Credit Agreement, dated August 11, 2020 (as amended through the date hereof, and together with the 7-Year Term Loan Agreement and the Revolving/TL Credit Agreement, the “Credit Agreements”) with Wells Fargo and the financial institutions signatory thereto and their assignees.

The Credit Agreements provide that, as a result of the filing of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Credit Agreements are automatically stayed as a result of the commencement of the Chapter 11 Cases, and the lenders’ rights of enforcement in respect of the Credit Agreements are subject to the applicable provisions of the Bankruptcy Code.

The commencement of the Chapter 11 Cases and/or acceleration of the Credit Agreements may also constitute a cross-default under certain property-level debt facilities (in an aggregate outstanding principal amount of approximately $896.5 million), ground leases, operating leases and other contractual and non-contractual obligations (collectively, “Non-Debtor Obligations”) of non-Debtor affiliates of the Debtors. The Debtors have filed a motion for the entry of an order extending the automatic stay as a result of the commencement of the Chapter 11 Cases to such non-Debtor affiliates to safeguard the Debtors’ reorganization efforts in the event a counterparty to any of such Non-Debtor Obligations seeks to take adverse action.

Item 7.01	Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K is a copy of PREIT’s press release, dated November 1, 2020, announcing its filing of the Chapter 11 Cases.

Forward Looking Statements

This current report contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “intend,” “may” or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements and results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. Such factors include, but are not limited to, the ability to confirm and consummate a plan of reorganization in accordance with the terms of the RSA; risks attendant to the bankruptcy process, including our ability to obtain court approvals with respect to motions filed in the Chapter 11 Cases, the outcomes of court rulings and the Chapter 11 Cases in general and the length of time that we may be required to operate in bankruptcy; the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Cases and any additional strategies that we may employ to address our liquidity and capital resources; the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 Cases, which may interfere with the ability to confirm and consummate a plan of reorganization; restrictions on us due to the terms of any interim and final orders that we may seek from the Bankruptcy Court authorizing our use of cash collateral securing the indebtedness under the Bridge Credit Agreement; our ability to achieve forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce indebtedness; our ability to manage our business through the impacts of the COVID-19 pandemic, a weakening of global economic and financial conditions, changes in governmental regulations and related compliance and litigation costs and the other factors discussed in the sections entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020. We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 1, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: November 3, 2020	By:	/s/ Lisa M. Most
Lisa M. Most
Executive Vice President, Secretary and General Counsel